Exhibit 17.1


                EXHIBIT OF LETTER OF RESIGNATION OF LEVI MOCHKIN.



                                  Levi Mochkin
                                10 Bickhams Court
                                  East St.Kilda
                                  Victoria 3183



15 August, 2001



The Directors,
I.T. Technology, Inc.
34-36 Punt Road
Windsor, Victoria 3181

I hereby advise that I tender my resignation as Chairman, Chief Executive Officer and director of I.T. Technology, Inc. effective immediately.


Yours Sincerely,


/s/ Levi Mochkin
----------------
Levi Mochkin